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                                                                  EXHIBIT 10.15









                                      HONDA

                  AUTOMOBILE DEALER SALES AND SERVICE AGREEMENT

                                     207435
                               CH MOTORS LTD. DBA
                                  COGGIN HONDA
                            11003 ATLANTIC BOULEVARD
                        JACKSONVILLE, FLORIDA 32225-2901
                         AMERICAN HONDA MOTOR CO., INC.


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                                        A

         This is an agreement between the Honda Automobile Division, American Honda Motor Co., Inc. (American Honda) and CH MOTORS LTD. (Dealer) a(n) Partnership doing business as Coggin Honda. By this agreement, which is made and entered into at Torrance, California, effective the 11th day of June, 2001, American Honda gives to Dealer the nonexclusive right to sell and service Honda Products at the Dealership Location. It is the purpose of this Agreement, including the Honda Automobile Dealer Sales and Service Agreement Standard Provisions (Standard Provisions), which are incorporated herein by reference, to set forth the rights and obligations which Dealer will have as a retail seller of Honda Products. Achievement of the purpose of this Agreement is premised upon the mutual understanding and cooperation between American Honda and Dealer. American Honda and Dealer have each entered into this Agreement in reliance on the integrity and ability and expressed intention of each to deal fairly with the consuming public and with each other.

         For consistency and clarity, terms which are used frequently in this Agreement have been defined in Article 12 of the Standard Provisions.

                                        B

         American Honda grants to Dealer the nonexclusive right to buy Honda Products and to identify Honda itself as a Honda dealer at the Dealership Location. Dealer assumes the obligations specified in this Agreement and agrees to sell and service effectively Honda Products within Dealer's Primary Market Area and to maintain premises satisfactory to American Honda.

                                        C

         Dealer covenants and agrees that this Agreement is personal to Dealer, to the Dealer Owner, and to the Dealer Manager, and American Honda has entered into this Agreement based upon their particular qualifications and attributes and their continued ownership or participation in Dealership Operations. The parties therefore recognize that the ability of Dealer to perform this Agreement satisfactorily and the Agreement itself are both conditioned upon the continued active involvement in or ownership of Dealer by either:

         (1.) the following person(s) in the percentage(s) shown:


                                                                 PERCENT OF
NAME                           ADDRESS            TITLE          OWNERSHIP
Asbury Jax Management LLC                         Partner        1%
Coggin Automotive Corp.                           Partner        99%

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         (2)
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an individual personally owning an interest in Dealer of at least 25% and who has presented to American Honda a firm and binding contract giving to him the right and obligation of acquiring an ownership interest in Dealer in excess of 50% within five years of the commencement of Dealership Operations and being designated in that contract as Dealer operator.

                                        D

                  Dealer represents, and American Honda enters into this Agreement in reliance upon the representation, that Thomas R. Moore exercises the functions of Dealer Manager and is in complete charge of Dealership Operations with authority to make all decisions on behalf of Dealer with respect to Dealership Operations. Dealer agrees that there will be no charge in Dealer Manager without the prior written approval of American Honda.

                                        E

                  American Honda has approved the following premise as the location(s) for the display of Honda Trademarks and for Dealership Operations.


HONDA NEW VEHICLE
SALES SHOWROOM                                     PARTS AND SERVICE FACILITY

11003 Atlantic Blvd.                               11003 Atlantic Blvd.
Jacksonville, FL  32225-2901                       Jacksonville, FL  32225-2901


                                                   USED VEHICLE DISPLAY
SALES AND GENERAL OFFICES                          AND SALES FACILITIES

11003 Atlantic Blvd.                               11003 Atlantic Blvd.
Jacksonville, FL  32225-2901                       Jacksonville, FL  32225-2901


                                        F

                  There shall be no voluntary or involuntary change, direct or indirect, in the legal or beneficial ownership or executive power or responsibility of Dealer for the Dealership Operations, specified in Paragraphs C and D hereof, without the prior written approval of American Honda.

                                        G

                  Dealer agrees to maintain, solely with respect to the Dealership Operations, minimum net working capital of $3,000,200, minimum owner's equity of $1,500,100*, and flooring and a line or lines of credit in the aggregate amount of $5,884,800 with banks or financial institutions approved by
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America Honda for use in connection with Dealer's purchases of and carrying of inventory of Honda Products, all of which American Honda and Dealer agree are required to enable Dealer to perform its obligations pursuant to this Agreement. If Dealer also carries on another business or sells other products, Dealer's total net working capital, owner's equity and lines of credit shall be increased by an appropriate amount.

* As determined by Effective Net Worth. Effective Net Worth is calculated as the Total Net Worth plus 50% of the LIFO Reserve less Total Other Assets.

                                        H

                  This Agreement is made for the period beginning June 11, 2001 and ending November 30, 2003, unless sooner terminated. Continued dealings between American Honda and Dealer after the expiration of this Agreement shall not constitute a renewal of this Agreement for a term, but rather shall be on a day-to-day basis, unless a new agreement or a renewal of this Agreement is fully executed by both parties.

                                        I

                  This Agreement may not be varied, modified or amended except by an instrument in writing, signed by duly authorized officers of the parties, referring specifically to this Agreement and the provision being modified, varied or amended.

                                        J

                  Neither this Agreement, nor any part thereof or interest therein, may be transferred or assigned by Dealer, directly or indirectly, voluntarily or by operation of law, without the prior written consent of American Honda.

CH MOTORS LTD.  dba
Coggin Honda                                       By /s/ T. R. Gibson
                                                     ---------------------------
                                                           (Dealer)
-------------------------------------------
            (Corporate or Firm Name)


AMERICAN HONDA MOTOR CO., INC.
HONDA AUTOMOBILE DIVISION

By /s/ Richard Colliver
  -----------------------------------------
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ADDENDUM TO HONDA AUTOMOBILE DEALER SALES AND SERVICE AGREEMENT

This Addendum (the "Addendum") dated June 11, 2001, is entered into between CH Motors Ltd. ("Dealer"), a Florida limited partnership with its principal place of business at 11003 Atlantic Blvd., Jacksonville, Florida 32225-2901, and American Honda Motor Co., Inc. ("American Honda"), a California corporation, with its principal place of business at 1919 Torrance Boulevard, Torrance, California 90501.

WHEREAS, Dealer and American Honda are entering into the Honda Automobile Dealer Sales and Service Agreement including the Standard Provisions (the "Dealer Agreement"), a copy of which is attached hereto, as of the date hereof; and

WHEREAS, Dealer and American Honda desire that this Addendum and the Framework Agreement between American Honda Motor Co., Inc. and Certain Entities and Individuals Known Collectively as the "Asbury Group" (the "Agreement") to be incorporated and become part of the Dealer Agreement;

NOW THEREFORE, in consideration of the mutual covenants set forth herein and in the Dealer Agreement and other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. STATUS OF THE ADDENDUM. This Addendum is hereby incorporated into and is made part of the Dealer Agreement. The Dealer Agreement and this Addendum shall, when possible, be read as an integrated document; however, if there is any conflict between the terms of this Addendum and the Dealer Agreement, this Addendum shall govern.

2. INCORPORATION OF THE APPLICABLE TERMS OF THIS AGREEMENT. Dealer represents and warrants that it has read the Agreement and acknowledges that the Agreement includes provisions that pertain to Asbury's management, ownership, and right to acquire and transfer Honda dealerships and other matters. Dealer acknowledges that it is a member of the Asbury Group, as that phrase is used in the Agreement. Dealer has executed the Agreement and agrees to be bound by all provisions of the Agreement that are applicable to or affect it and/or the actions of any Honda and Acura dealership owned by Dealer. Dealer and American Honda agree that the terms and conditions of the Agreement are hereby incorporated into and made part of the Dealer Agreement.

3. ADDITIONAL TERMS. Dealer shall satisfy the following terms on a continuing basis during the term of the Dealer Agreement, as well as during any periods following any renewal or extension of the Dealer Agreement:

      a. EXCLUSIVE FACILITIES. As provided in Paragraph 1.7 of the Agreement, Dealer shall provide separate, exclusive, freestanding Honda Dealership Operations that are in full and timely compliance with American Honda standards and guidelines relating to Honda Dealership Operations, facility design, functionality and capacity, and enhancements to American Honda's brand image, which standards and guidelines American Honda may reasonably modify from time to time, shall exclusively offer a full range of Honda Products and services and shall not offer competing products or services from its Dealership Premises.
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ADDENDUM TO HONDA AUTOMOBILE DEALER SALES AND SERVICE AGREEMENT


      b. HONDA EXCLUSIVE MINIMUM FACILITY REQUIREMENTS. The Dealership Premises for the Dealer shall provide the following Honda exclusive minimum square footage requirements, arranged in a manner conducive to the reasonable sales and service of Honda Automobiles, Honda Parts and accessories:

             BUILDING
             Honda Sales Showroom Display                         6,055 Sq. Ft.
                     (Memo: Showroom Display Vehicles)                5
             Administration                                       2,440 Sq. Ft.
             Honda Service                                       13,083 Sq. Ft.
             Stall/Lifts                                            20/13
             Service Reception Stalls                                12
             Honda Parts and Accessories Department              13,281 Sq. Ft.
                      (Memo: Parts Storage - 10,881 Ft.)
             Total Building                                      34,859 Sq. Ft.
             Total Useable Land (Including Building Footprint)  253,764 Sq. Ft.
                      (Memo: Display/Parking Spaces)                865
             Recommended Site Frontage                              510 Feet

      c. MINIMUM CAPITAL REQUIREMENTS. Dealer agrees that the Honda Dealership Operations shall meet American Honda's minimum capital requirements at all times. The minimum capital requirements shall be determined by American Honda from time to time and, as of the date hereof, shall be the amounts specified below:

            o American Honda's current minimum working capital requirement for Dealer is $3,000,200.

            o American Honda's current effective net worth requirement is $1,500,100, or 50% of the working capital requirement, for the Honda dealership at the Dealership Premises. Effective net worth is calculated as the net worth plus 50% of the LIFO less Total Other Assets. 50% of the net worth must be in the form of stock or additional paid in capital. Subordinated notes are not acceptable alternatives as net worth investments.

            o A wholesale line of credit is to be established and maintained by Dealer with a financial institution approved by American Honda for the exclusive purpose of purchasing and maintaining a representative inventory of new Honda Automobiles. The current minimum amount of such line is $5,884,800.

      d. FINANCIAL STATEMENT SUBMISSION. Dealer agrees to continue to comply with American Honda's dealer financial requirements as specified in the Dealer Agreement. These specifically provide that Dealer will furnish a complete, timely and accurate financial statement on a monthly basis, electronically, and on the form required by American Honda.

      e. PERSONNEL MINIMUM REQUIREMENTS. Dealer agrees to employ Honda service and parts staff which meets at all times the minimum service and parts training standards

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ADDENDUM TO HONDA AUTOMOBILE DEALER SALES AND SERVICE AGREEMENT


            specified by American Honda for its authorized dealers and whose members are properly licensed.

      f. COMMUNICATIONS EQUIPMENT. Dealer agrees to provide appropriate data communications equipment, compatible with American Honda specifications, which currently must accommodate Dealer Communications System (DCS) Interactive Network and HONDANET.

4. NO GUARANTEE OF FINANCIAL SUCCESS. Dealer recognizes and acknowledges that American Honda's approval of Dealer's application and Dealership Premises does not in any way constitute a representation, assurance, or guarantee by American Honda that Dealer will achieve any particular level of sales, operate at a profit, or realize any return on Dealer's investment.

5. AUTOMOBILE AVAILABILITY. Dealer recognizes and acknowledges that American Honda cannot and does not guarantee a specific number of new Honda Automobiles to be made available for resale by the Dealer. American Honda assumes no liability in the event of losses incurred during periods of unavailability, nor does unavailability excuse Dealer's performance.

6. COMPLIANCE WITH AND IMPACT OF APPLICABLE LAWS. Dealer shall comply at Dealer's own expense with all applicable state and federal laws, including those pertaining to vehicle dealerships. Dealer shall secure all licenses and permissions in accordance with such laws and bear all the cost related thereto.

7. ASSUMPTION OF COSTS. Dealer will complete the above actions solely at Dealer's own expense and without responsibility on the part of American Honda.

8. SEVERABILITY. If any provision of this Addendum should be held invalid or unenforceable for any reason whatsoever, or conflicts with any applicable law, this Addendum will be considered divisible as to such provision(s), and such provision(s) will be deemed amended to comply with such law, or if it (they) cannot be so amended without materially affecting the tenor of the Dealer Agreement, then it (they) will be deemed deleted from the Dealer Agreement in such jurisdiction, and in either case, the remainder of the Dealer Agreement will be valid and binding to the greatest extent possible. Notwithstanding the foregoing, if, as a result of any provision of the Dealer Agreement (including this Addendum) being held invalid or unenforceable, American Honda's ability to control the selection of the Dealer Owner, Executive
      Manager, or the Dealer Manager or to otherwise maintain its ability to exercise reasonable discretion over the selection of the actual individual who is managing Dealer is materially restricted beyond the terms of the Dealer Agreement of the Agreement or the Amendment, American Honda shall be permitted to invoke the repurchase provisions of Section 6.2.4 of the Agreement.
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ADDENDUM TO HONDA AUTOMOBILE DEALER SALES AND SERVICE AGREEMENT


9. DISPUTE RESOLUTION. All disputes pertaining to this Addendum shall be resolved pursuant to dispute resolution provisions in Section 8 of the Agreement.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first above written.

                                CH Motors, Ltd. dba COGGIN HONDA


                                BY: /s/ T. R. Gibson
                                   ---------------------------------------------
                                                     Authorized Agent


                                AMERICAN HONDA MOTOR CO., INC.
                                HONDA DIVISION


                                BY: /s/ Richard Colliver
                                    --------------------------------------------
                                    Richard Colliver, Executive Vice President